EXHIBIT 10.06

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into effective as of January 1, 2001 (the "Effective Date") by and among ONSALE, Inc., a Delaware corporation ("Lender"), and Jeff Sheahan and Theresa Sheahan (together, "Borrower"). This Agreement and the Note (defined in Section 1.2) and any other documents entered into pursuant to this Agreement or in connection with the Loan (defined in Section 1.1) are hereinafter sometimes collectively referred to as the "Loan Documents."

WHEREAS, Lender and Borrower are parties to that certain Loan and Security Agreement dated as of November 23, 1998 (the "Prior Agreement"), that certain Secured Promissory Note dated November 23, 1998 in the aggregate principal amount of $250,000.00 (the "Prior Note"), and that certain Stock Pledge Agreement dated as of November 23, 1998 (the "Stock Pledge Agreement"); and

WHEREAS, Lender and Borrower desire (i) to amend and restate the Prior Agreement and the Prior Note and (ii) to terminate the Second Deed of Trust (as defined below) and the Stock Pledge Agreement as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF LOAN.

1.1 Loan. On November 23, 1998, Lender loaned Borrower the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Loan") for the purchase of the property located at APN 215-260-004, commonly known as 127 Alta Vista Way, Danville, California 94506 (the "Property").

1.2 Note. Borrower's indebtedness to Lender with respect to the Loan is evidenced by the Prior Note. Lender and Borrower agree to amend and restate the Prior Note and, subject to the terms and conditions of this Agreement and from and after the Effective Date, the Loan will be evidenced by a Full Recourse Promissory Note executed by Borrower substantially in the form attached as Exhibit A (the "Note").

1.3 Security. Borrower's indebtedness to Lender under the Loan Documents will not be secured by a second deed of trust (the "Second Deed of Trust") on the Property and will not be secured by Borrower's pledge of certain equity securities of Lender pursuant to the terms and conditions of the Stock Pledge Agreement. Each of Lender and Borrower agree that the Second Deed of Trust and the Stock Pledge Agreement shall be terminated as of the Effective Date.

1.4 Maturity of Loan. Subject to Section 1.5 below, the outstanding principal and accrued interest due under the Loan, together with any other related fees, expenses or costs, will be immediately due and payable in full to Lender on the date (the "Maturity Date") that is the earlier to occur of (i) November 23, 2003 and (ii) the date on which the outstanding principal and accrued interest of the Loan becomes due and payable in full under Section 2 below.

1.5 Loan Forgiveness. The outstanding principal and accrued interest due under the Loan will be forgiven as follows: (i) one-third of the outstanding principal and accrued interest due as of January 1, 2001 will be forgiven by Lender on such date; (ii) one-half of the outstanding principal and accrued interest due as of January 1, 2002 will be forgiven by Lender on such date, provided that Mr. Sheahan has been continuously employed by Lender from January 2, 2001 to January 1, 2002; and (iii) all outstanding principal and accrued interest remaining due as of January 1, 2003 will be forgiven by Lender on such date, provided that Mr. Sheahan has been continuously employed by Lender from January 2, 2002 to January 1, 2003; provided, however, that if Lender terminates Mr. Sheahan's employment without cause, or constructively discharges Mr. Sheahan without cause, Lender will forgive the remaining balance of outstanding principal and accrued interest due under the Loan and will provide Mr. Sheahan with a cash payment to cover the federal and state income tax due with respect to the forgiveness of the Loan but Mr. Sheahan shall be liable and responsible for any taxes due with respect to such cash payment by Lender.

1.6 At Will Employment. Borrower is an "at will" employee of Lender, and nothing in this Agreement or any exhibit shall be construed as a promise of continued employment.

2. DEFAULT BY BORROWER.

2.1 Default. Borrower will be deemed to be in default under the Loan upon the occurrence of any of the following events (each an "Event of Default"): (i) Borrower's failure to make any payment when due under the Loan, which failure shall continue for a period of five (5) days after such due date; (ii) the termination of Mr. Sheahan's employment with Lender; (iii) the failure of any representation or warranty in the Loan Documents to have been true, the failure of Borrower to perform any obligation under the Loan Documents, or upon any other material breach by Borrower of the Loan Documents; (iv) the filing regarding Borrower of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under federal law or law of any other jurisdiction for the general relief of debtors; or (v) the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property.

2.2 Acceleration; Remedies Upon Default. Upon the occurrence of any Event of Default, at the option of Lender, all outstanding principal, accrued interest and other amounts due under the Loan shall become immediately due and payable without notice or demand on the part of Lender, and Lender will have, in addition to its rights and remedies under the Loan Documents, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to it; provided, however, that upon the termination of Mr. Sheahan's employment with Lender for cause or for Mr. Sheahan's negligence, the outstanding principal, accrued interest and other amounts due under the Loan will become due and payable in full to Lender on the six (6) month anniversary of the date of such termination by Lender, and Borrower must use fifty percent (50%) of all proceeds from any sale by Borrower of the equity securities of Lender, which Borrower acquires pursuant to Borrower's exercise of options to purchase equity securities of Lender under Lender's 1995 Equity Incentive Plan or any subsequent or similar stock option plan of Lender, or any employee stock purchase agreement or other similar plan of Lender (collectively, the "Shares"), to pay such amounts due under the Loan. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise; and provided, however, that if Mr. Sheahan terminates his employment with Lender voluntarily, the outstanding principal, accrued interest and other amounts due under the Loan will become due and payable in full to Lender on the second anniversary of the date that Mr. Sheahan voluntarily terminates his employment.

3. MISCELLANEOUS.

3.1 Entire Agreement. The Loan Documents constitute the entire agreement and understanding among the parties with respect to the subject matter thereof and supersedes any prior understandings or agreements of the parties with respect to such subject matter.

3.2 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties, including any subsequent holders of the Note; provided, however, that Borrower may not assign or delegate any of its rights or obligations hereunder or under any other Loan Document or any interest herein or therein without Lender's prior written consent.

3.3 Modification; Waiver. This Agreement may be modified or amended only by a writing signed by both parties hereto. No delay or failure on the part of either party in exercising any right or remedy under this Agreement or any other Loan Document will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

3.4 Severability. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision.

3.5 Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of California, as applied to agreements entered into solely between residents of and to be performed entirely in the State of California, without reference to that body of law relating to conflicts of law or choice of law.

3.6 Arbitration. Any dispute arising from or relating to this Agreement will be submitted to mandatory, final and binding arbitration in Santa Clara County, California, and, except as herein specifically stated, in accordance with the provisions of the Streamlined Arbitration Rules and Procedures of J.A.M.S./ENDISPUTE or its successor ("J.A.M.S.") then in effect. However, in all events, these arbitration provisions will govern over any conflicting rules that may now or hereafter be contained in the Streamlined Arbitration Rules and Procedures of J.A.M.S. The parties covenant that they will participate in the arbitration in good faith. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any dispute arising from or relating to this Agreement.

3.7 Counterparts. This Agreement may be executed in one or two counterparts, each of which will be deemed an original, but together will constitute one and the same instrument.

3.8 Further Assurances. Each of Borrower and Lender will execute and deliver such instruments, documents or other writings as Borrower or Lender, as the case may be, may reasonably require in order to confirm and carry out and to effectuate fully the intent and the purposes of this Agreement or any of the other Loan Documents.

3.9 Prior Agreement and Prior Note Superseded. The undersigned parties who are parties to the Prior Agreement and the Prior Note hereby amend and restate the Prior Agreement and the Prior Note to read in its entirety as set forth in this Agreement and the Note, all with the intent and effect that the Prior Agreement and the Prior Note shall hereby be cancelled and entirely replaced and superseded by this Agreement and the Note.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

BORROWER: LENDER:

ONSALE, INC.

/s/ Jeff Sheahan /s/ John F. Labbett

Jeff Sheahan John Labbett

Executive Vice President and

Chief Financial Officer

/s/ Theresa Sheahan

Theresa Sheahan

Attachment:

Exhibit A - Full Recourse Promissory Note

Full Recourse Promissory Note

Palo Alto, California

$250,000.00 November 23, 1998

This Full Recourse Promissory Note (this "Note") is issued under, and entitled to the benefits of, that certain Amended and Restated Loan and Security Agreement (the "Agreement") dated as of January 1, 2001, by and among the undersigned ("Borrower") and ONSALE, Inc., a Delaware corporation (the "Company"), and entirely replaces and supersedes that certain Secured Promissory Note dated November 23, 1998 in the aggregate principal amount of $250,000.00 in the favor of the Company (the "Prior Note"), which was cancelled pursuant to the Agreement. Unless otherwise indicated in this Note, all capitalized terms used herein have the meanings assigned to them in the Agreement.

1. Obligation. For value received, Borrower hereby promises to pay, subject to the terms and conditions of Section 1.5 of the Agreement, to the order of the Company on or before November 23, 2003, at the Company's principal place of business located at 1350 Willow Road, #202, Menlo Park, California 94025, or at such other place as the Company may direct, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) together with interest compounded semi-annually on the unpaid principal at the rate of four and forty-six hundredths percent (4.46%), which rate is the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, at the time the Prior Note was issued by Borrower; provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. Interest will continue to accrue until the date on which all amounts owing under this Note have been repaid in full. All payments hereunder shall be made in lawful tender of the United States.

2. Default. Borrower will be deemed to be in default under this Note upon the occurrence of any of the following events (each an "Event of Default"): (i) Borrower's failure to make any payment when due under this Note, which failure shall continue for a period of five (5) days after such due date; (ii) the termination of Mr. Sheahan's employment with the Company; (iii) the failure of any representation or warranty in the Loan Documents to have been true, the failure of Borrower to perform any obligation under the Loan Documents, or upon any other material breach by Borrower of the Loan Documents; (iv) the filing regarding Borrower of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding under federal law or law of any other jurisdiction for the general relief of debtors; or (v) the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property.

3. Acceleration; Remedies On Default. Upon the occurrence of any Event of Default, at the option of the Company, all outstanding principal, accrued interest and other amounts due under this Note shall become immediately due and payable without notice or demand on the part of the Company, and the Company will have, in addition to its rights and remedies under the Loan Documents, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to it; provided, however, that upon the termination of Mr. Sheahan's employment with the Company for cause or for Mr. Sheahan's negligence, all outstanding principal, accrued interest and other amounts due under this Note shall become due and payable in full to Lender on the six (6) month anniversary of the date of such termination by the Company, and Borrower must use fifty percent (50%) of all proceeds from any sale by Borrower of the Shares to pay such amounts due under this Note. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise; and provided, however, that if Mr. Sheahan terminates his employment with the Company voluntarily, the outstanding principal, accrued interest and other amounts due under this Note will become due and payable in full to the Company on the second anniversary of the date that Mr. Sheahan voluntarily terminates his employment.

4. Prepayment. Borrower may prepay the outstanding principal and accrued interest due under the Loan at any time, without penalty, in whole or in part in amounts of at least Ten Thousand Dollars ($10,000.00). Unless otherwise agreed in writing by the Company, each payment will be applied to the extent of available funds from such payment in the following order:  (i) first to the accrued and unpaid costs and expenses under the Loan Documents, (ii) then to accrued but unpaid interest, and (iii) lastly to the outstanding principal.

5. Assignment. This Note is freely transferable and assignable by the Company and each subsequent holder, provided that such transfer is made in compliance with all applicable state and federal securities laws. Any reference to the Company herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds this Note. Borrower may not assign or delegate this Note, whether by voluntary assignment or transfer, operation of law or otherwise.

6. Governing Law; Waiver. The validity, construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

7. Attorneys' Fees. If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

BORROWER:

/s/ Jeff Sheahan

Jeff Sheahan

/s/ Theresa Sheahan

Theresa Sheahan

Accepted and Acknowledged:

THE COMPANY

ONSALE, INC.

/s/ John Labbett

John Labbett

Executive Vice President and

Chief Financial Officer